                                                                                                                       EXHIBIT 12
                                                         SOUTHWEST GAS CORPORATION
                                          COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                          (Thousands of dollars)

                                                                           For the Twelve Months Ended
                                                 ----------------------------------------------------------------------------------
                                                  June 30,                                 December 31,
                                                               --------------------------------------------------------------------
                                                    1998          1997          1996          1995           1994           1993
                                                 ----------    ----------    ----------    ----------     ----------     ----------
Continuing operations
 1. Fixed charges:
  A) Interest expense                            $   64,814    $   63,247    $   54,674    $   52,844     $   48,688     $   40,883
  B) Amortization                                     1,180         1,164         1,494         1,569          1,426          1,330
  C) Interest portion of rentals                      6,877         6,973         6,629         4,435          4,743          4,556
  D) Preferred securities distributions               5,475         5,475         5,475           913              -              -
                                                 ----------    ----------    ----------    ----------     ----------     ----------
   Total fixed charges                           $   78,346    $   76,859    $   68,272    $   59,761     $   54,857     $   46,769
                                                 ==========    ==========    ==========    ==========     ==========     ==========

 2. Earnings (as defined):
  E) Pretax income from
   continuing operations                         $   61,356    $   21,328    $   10,448    $    3,493     $   38,119     $   21,959
  Fixed Charges (1. above)                           78,346        76,859        68,272        59,761         54,857         46,769
                                                 ----------    ----------    ----------    ----------     ----------     ----------
   Total earnings as defined                     $  139,702    $   98,187    $   78,720    $   63,254     $   92,976     $   68,728
                                                 ==========    ==========    ==========    ==========     ==========     ==========

 3. Ratio of earnings to fixed charges                 1.78          1.28          1.15          1.06           1.69           1.47
                                                 ==========    ==========    ==========    ==========     ==========     ==========




                                                                           For the Twelve Months Ended
                                                 ----------------------------------------------------------------------------------
                                                  June 30,                                 December 31,
                                                               --------------------------------------------------------------------
                                                    1998          1997          1996          1995           1994           1993
                                                 ----------    ----------    ----------    ----------     ----------     ----------
Adjusted for interest allocated to
discontinued operations
 1. Fixed charges:
  A) Interest expense                            $   64,814    $   63,247    $   54,674    $   52,844     $   48,688     $   40,883
  B) Amortization                                     1,180         1,164         1,494         1,569          1,426          1,330
  C) Interest portion of rentals                      6,877         6,973         6,629         4,435          4,743          4,556
  D) Preferred securities distributions               5,475         5,475         5,475           913              -              -
  E) Allocated interest [1]                               -             -             -         9,636          7,874          7,874
                                                 ----------    ----------    ----------    ----------     ----------     ----------
   Total fixed charges                           $   78,346    $   76,859    $   68,272    $   69,397     $   62,731     $   54,643
                                                 ==========    ==========    ==========    ==========     ==========     ==========
 2. Earnings (as defined):
  F) Pretax income from
   continuing operations                         $   61,356    $   21,328    $   10,448    $    3,493     $   38,119     $   21,959
  Fixed Charges (1. above)                           78,346        76,859        68,272        69,397         62,731         54,643
                                                 ----------    ----------    ----------    ----------     ----------     ----------
   Total earnings as defined                     $  139,702    $   98,187    $   78,720    $   72,890     $  100,850     $   76,602
                                                 ==========    ==========    ==========    ==========     ==========     ==========
 3. Ratio of earnings to fixed charges                 1.78          1.28          1.15          1.05           1.61           1.40
                                                 ==========    ==========    ==========    ==========     ==========     ==========


[1] Represents allocated interest through the period ended December 31, 1995.  Carrying costs for the period subsequent to year end through the disposition of the discontinued operations were accrued and recorded as disposal costs.
/TABLE
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

                                                                                                                     EXHIBIT 12
                                                         SOUTHWEST GAS CORPORATION
                         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                                           (Thousands of dollars)


                                                                                 For the Twelve Months Ended
                                                  -------------------------------------------------------------------------------
                                                  June 30,                                 December 31,
                                                                -----------------------------------------------------------------
                                                    1998           1997          1996          1995          1994          1993
                                                  ---------     ---------     ---------     ---------     ---------     ---------
Continuing operations
 1. Combined fixed charges:
  A) Total fixed charges                          $  78,346     $  76,859     $  68,272     $  59,761     $  54,857     $  46,769
  B) Preferred dividends [1]                              -             -             -           404           826         1,183
                                                  ---------     ---------     ---------     ---------     ---------     ---------
   Total fixed charges and
    preferred dividends                           $  78,346     $  76,859     $  68,272     $  60,165     $  55,683     $  47,952
                                                  =========     =========     =========     =========     =========     =========
 2. Earnings                                      $ 139,702     $  98,187     $  78,720     $  63,254     $  92,976     $  68,728
                                                  =========     =========     =========     =========     =========     =========
 3. Ratio of earnings to fixed charges
  and preferred dividends                              1.78          1.28          1.15          1.05          1.67          1.43
                                                  =========     =========     =========     =========     =========     =========




                                                                                 For the Twelve Months Ended
                                                  -------------------------------------------------------------------------------
                                                  June 30,                                 December 31,
                                                                -----------------------------------------------------------------
                                                    1998           1997          1996          1995          1994          1993
                                                  ---------     ---------     ---------     ---------     ---------     ---------

Adjusted for interest allocated to
 discontinued operations
 1. Combined fixed charges:
  A) Total fixed charges                          $  78,369     $  76,859     $  68,272     $  69,397     $  62,731     $  54,643
  B) Preferred dividends [1]                              -             -             -           404           826         1,183
                                                  ---------     ---------     ---------     ---------     ---------     ---------
   Total fixed charges and
    preferred dividends                           $  78,369     $  76,859     $  68,272     $  69,801     $  63,557     $  55,826
                                                  =========     =========     =========     =========     =========     =========

 2. Earnings                                      $ 139,702     $  98,187     $  78,720     $  72,890     $ 100,850     $  76,602
                                                  =========     =========     =========     =========     =========     =========

 3. Ratio of earnings to fixed charges
  and preferred dividends                              1.78          1.28          1.15          1.04          1.59          1.37
                                                  =========     =========     =========     =========     =========     =========


[1]  Preferred and preference dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.
/TABLE
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